Exhibit 5.1

ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420 www.cooley.com STEVEN M. PRZESMICKI (858) 550-6070 przes@cooley.com	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000 Washington, DC 202 842-7800

August 29, 2006

DivX, Inc.
4780 Eastgate Mall
San Diego, CA 92121

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by DivX, Inc. (the "Company") of a Registration Statement (No. 333-133855) on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering an underwritten public offering of up to 10,465,000 shares (the "Shares") of the Company's common stock, par value $0.001, including (i) 7,461,538 shares to be sold by the Company (the "Company Shares") and (ii) 3,003,462 shares to be sold by certain selling stockholders (the "Selling Stockholder Shares"), which includes 1,365,000 shares that may be sold pursuant to the exercise of an over-allotment option (all share numbers are adjusted to reflect the one-for-two reverse split of the Company's common stock to be effected prior to the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus).

        In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are, or upon exercise of applicable warrants in accordance with their terms will be, and that the Company Shares, when sold and issued in accordance with the Registration Statement and the Prospectus will be, validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

By:	/s/ STEVEN M. PRZESMICKI Steven M. Przesmicki